CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Registration Statement of Sutcliffe Resources Ltd., on Form 20-F (the “Report”) as filed with the Securities and Exchange Commission on the date hereof, each of the undersigned officers of Sutcliffe Resources Ltd., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	September 23, 2005	/s/ LAURENCE STEPHENSON
Laurence Stephenson
Chief Executive Officer

Date:	September 23, 2005	/s/ Susan Wong
Susan Wong
Chief Financial Officer